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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 2, 1998



                        EMMIS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


          Indiana                      0-23264                35-1542018
  (State or jurisdiction of          (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)


 950 North Meridian Street, Suite 1200
        Indianapolis, Indiana                                  46204
(Address of principal executive offices)                     (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (317) 266-0100


                                 Not applicable
          (Former name or former address, if changed since last report)

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS OF BUSINESSES TO BE ACQUIRED:

On June 5, 1998, the Company completed its acquisition of radio station WQCD-FM in New York City (the "WQCD Acquisition"). Effective July 1, 1997 through the date of closing, the Company operated WQCD-FM under a time brokerage agreement. In June 1998, Emmis completed the sale of 4.6 million shares of its Class A Common Stock at $42.00 per share resulting in total proceeds of $193 million (the "Offering"). On July 16, 1998, the Company entered into an amended and restated Credit Facility (the "New Credit Facility"). On July 16, 1998, the Company completed its acquisition of substantially all of the assets of SF Broadcasting of Wisconsin, Inc. and SF Multistations, Inc. and Subsidiaries (collectively the "SF Acquisition").

The unaudited pro forma condensed consolidated statement of operations of the Company for the six months ended August 31, 1998 reflects adjustments to the condensed consolidated historical operating data of the Company to give effect to (i) the Offering and New Credit Facility, (ii) the WQCD Acquisition, and
(iii) the SF Acquisition, as if such transactions had occurred as of March 1, 1998. The unaudited pro forma condensed consolidated statement of operations excludes the effects of the October 1998 acquisition of the majority of the assets of Wabash Valley Broadcasting Corporation for approximately $90 million in cash, as this acquisition was not deemed significant based on SEC rules and regulations. This acquisition includes WFTX-TV, in Ft. Myers, FL; WTHI-TV, WTHI-FM, WTHI-AM, and WWVR-FM in Terre Haute, IN.

         Preparation of the pro forma condensed consolidated financial information was based on assumptions deemed appropriate by management. The assumptions give effect to the acquisitions under the purchase method of accounting in accordance with generally accepted accounting principles. The pro forma condensed consolidated financial information is unaudited and is not necessarily indicative of the results which actually would have occurred if the financing activities and the acquisitions had been consummated at the beginning of the periods presented, nor does it purport to represent the future financial position and results of operations for future periods.


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                Emmis Communications Corporation and Subsidiaries
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                For the Six Months Ended August 31, 1998 (Dollars
                      in thousands, except per share data)



                                                             New Credit
                                                             Facility/             WQCD               SF                   Pro
                                               Actual         Offering          Acquisition       Acquisition             Forma
                                            ------------    ------------       ------------       ------------        ------------
Net broadcasting revenues                   $     83,653    $       --         $       --         $     19,895(9)     $    103,548
Broadcasting operating
  expenses                                        44,074            --                 --               13,621(9)           57,695
Publication and other revenue,
  net of operating expenses                        2,704            --                 --                 --                 2,704
International business
  development expenses                               561            --                 --                 --                   561
Corporate expenses                                 3,926            --                 --                  818(9)            4,744
Time brokerage fee                                 2,220            --               (2,220)(7)           --                  --
Amortization of television
  program rights                                     648            --                 --                1,323(6)            1,971
Depreciation and amortization                      9,912            --                1,368(6)           4,488(6)           15,768
Noncash compensation                              (1,364)           --                 --                 --                (1,364)
                                            ------------    ------------       ------------       ------------        ------------
Operating income (loss)                           26,380            --                  852               (355)             26,877
                                            ------------    ------------       ------------       ------------        ------------
Other income (expense):
  Interest expense (1)                           (12,629)          2,769(3)          (2,670)(8)         (8,541)(10)        (21,071)

  Other income, net                                2,998            --                 --                 (117)(11)          2,881
                                            ------------    ------------       ------------       ------------        ------------
   Total other income (expense)                   (9,631)          2,769             (2,670)            (8,658)            (18,190)
                                            ------------    ------------       ------------       ------------        ------------
Income (loss) before
  income taxes                                    16,749           2,769             (1,818)            (9,013)              8,687
Provision (benefit)
  for income taxes (2)                             8,700           1,400               (900)            (4,700)              4,500
                                            ------------    ------------       ------------       ------------        ------------
Net income before
  extraordinary item                               8,049           1,369               (918)            (4,313)              4,187
                                            ------------    ------------       ------------       ------------        ------------
Extraordinary item, net of tax                     1,597          (1,597)(4)           --                 --                  --
                                            ------------    ------------       ------------       ------------        ------------
Net income (loss)                           $      6,452    $      2,966       $       (918)      $     (4,313)       $      4,187
                                            ============    ============       ============       ============        ============
Basic net income (loss)
  per share                                 $        .49                                                              $        .27
                                            ============                                                              ============
Diluted net income (loss)
  per share                                 $        .47                                                              $        .26
                                            ============                                                              ============
Weighted average common shares outstanding:
    Basic                                     13,255,592       2,375,000(5)                                             15,630,592
    Diluted                                   13,702,470       2,375,000(5)                                             16,077,470



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1.   Adjustments for pro forma interest expense for the six months ended August
     31, 1998 assume a weighted average interest rate of 7.964% resulting from borrowings under the New Credit Facility, assuming the WQCD Acquisition, and the SF Acquisition had occurred as of the beginning of the year.

2.   Calculated using a statutory tax rate of 38% of taxable income.

3. Reflects the net effect of a) the elimination of interest expense and amortization of debt issuance costs and interest rate caps resulting from repayment of borrowings under the prior credit facility by application of $173,900 million of the assumed net proceeds of the Offering and repayment of remaining borrowings under the prior credit facility ($299,100 million) by borrowings under the New Credit Facility, and b)interest expense under the New Credit Facility and the amortization of debt issuance costs and interest rate caps related to entering into the New Credit Facility.

4. Represents the elimination of the write off of deferred debt issuance costs, net of tax associated with the prior credit facility, which were recorded as an extraordinary item in the historical statement of operations for the six months ended August 31, 1998.

5. Represents the adjustment necessary to reflect the issuance of 4.6 million shares of Class A Common Stock at $42.00 per share resulting from the Offering, as if the Offering had occurred as of the beginning of the year.

6. Reflects an adjustment to record pro forma depreciation of property and equipment and amortization of intangibles and television program rights resulting from the allocation of the purchase price of the stations from March 1, 1998 through the date of the acquisition.

7. Actual operating results for the period from March 1, 1998 to August 31, 1998 for WQCD-FM in New York City are reflected in historical operations because the Company began operating the station on July 1, 1997 under a time brokerage agreement. The time brokerage fees have been eliminated for pro forma purposes.

8. Pro forma interest expense reflects the cash purchase price of the radio station of $141,000 less $13,000 for adjustments relating to taxes. The net purchase price was funded 100% by borrowings under the New Credit Facility.

9. Represents the historical operating results of the SF Stations for the period from March 1, 1998 to July 14, 1998.

10. Pro forma interest expense reflects the cash purchase price of the stations of $307,000 plus interest associated with purchase accounting adjustments. The purchase price was funded by $25,000 held in escrow, a $25,000 promissory note to the sellers bearing interest at 8.0% and $257,000 in borrowings under the New Credit Facility.

11. Represents an adjustment to interest income for acquisition related costs incurred.


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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              EMMIS COMMUNICATIONS CORPORATION


Date: December 2, 1998                            By:    /s/ Howard L. Schrott
                                                      ------------------------
                                                         Howard L. Schrott
                                                         Vice President, Chief
                                                         Financial Officer and
                                                         Treasurer



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